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                                                                       EXHIBIT 8



AKIN GUMP STRAUSS HAUER & FELD LLP
Attorneys at Law
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4618
(214) 969-2800/fax: (214)969-4343
www.akingump.com



                               September 12, 2003


Westport Resources Corporation
1670 Broadway
Suite 2800
Denver, Colorado  80202-4800


         Re:  Registration Statement on Form S-4, File No. 333-105834


Ladies and Gentlemen:

         Akin Gump Strauss Hauer & Feld, L.L.P., a registered limited liability partnership organized under the laws of the State of Texas, has acted as counsel to Westport Resources Corporation, a Nevada corporation (the "COMPANY") in connection with the registration, pursuant to a registration statement on Form S-4 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of (i) the proposed offer by the Company to exchange (the "EXCHANGE OFFER") up to $125,000,000 of its 8 1/4% Senior Subordinated Notes Due 2011 issued in a private offering on April 3, 2003 (the "OLD NOTES") for an equal principal amount of its 8 1/4% Senior Subordinated Notes Due 2011 to be registered under the Act (the "EXCHANGE NOTES").

         In rendering our opinion, we have examined the Registration Statement and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinion set forth below. We have assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons. We have further assumed that the Exchange Offer, and any transactions related thereto, will be consummated in the manner described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); all reporting obligations with respect to the Exchange Offer required under the Internal Revenue Code of 1986, as amended (the "CODE") and the applicable Treasury Regulations currently promulgated under the Code (the "REGULATIONS") will be complied with; and all documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms. We are also relying on the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement.





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Westport Resources Corporation
September 12, 2003
Page 2

         In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Code, applicable Regulations, and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the "TAX LAW"). We have made no investigation or review of any matters relating to the Company or any other person other than as expressly set forth herein.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the discussion in the Registration Statement that is contained under the caption "Material United States Federal Income Tax Consequences" to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is a fair and accurate summary of the material federal income tax consequences of the Exchange Offer and of the ownership and disposition of the Exchange Notes.

         The opinion and other matters in this letter are qualified in their entirety and subject to the following:

         A. We express no opinion as to (i) any laws other than the Tax Law; (ii) the accuracy of any statements of law relating to the Exchange Offer except as set forth above; or (iii) any other matters relating to the Registration Statement.

         B. The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.


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Westport Resources Corporation
September 12, 2003
Page 3

         C. This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion.

         D. The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Exchange Offer or any other transaction (including any transaction undertaken in connection with the Exchange Offer).

         E. Our opinion set forth herein is based upon the description of the Exchange Offer as set forth in the Registration Statement. If the actual facts relating to any aspect of the Exchange Offer differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to the Exchange Offer if all the transactions described in the Registration Statement are not consummated in accordance with the terms set forth therein and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


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Westport Resources Corporation
September 12, 2003
Page 4

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                         Sincerely,



                                         /S/ AKIN GUMP STRAUSS HAUER & FELD LLP